Exhibit 99.3

Consent of Director Nominee of Envista Holdings Corporation

I hereby consent to being identified as a director nominee in the Registration Statement on Form S-1 of Envista Holdings Corporation and all pre and post-effective amendments and supplements thereto, including the prospectus contained therein, and to all references to me in connection therewith and to the filing of this consent as an exhibit to such Registration Statement and any amendments or supplements thereto.

/s/ Jonathan O. Clark
Name: Jonathan O. Clark

Date: 8/4/2019